Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-4 of our report dated May 10, 2021, relating to the financial statements of Ascendant Digital Acquisition Corp. (as restated), which is contained in that Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 10, 2021